EXHIBIT 99.1

Upexi Reports Fiscal First Quarter 2027 Financial Results

Earnings per Diluted Share Totaled $0.68 for the Quarter

Digital Asset Revenue Totaled $3.1 Million

Solana Treasury Totaled Approximately 2.35 Million SOL as of September 30, 2026

TAMPA, Fla., Nov. 10, 2026 -- Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced its financial results for the fiscal first quarter ended September 30, 2026.

Allan Marshall, Chief Executive Officer of Upexi, stated, “During the first quarter of fiscal 2027, we strengthened our balance sheet by increasing our Solana treasury to approximately 2.35 million SOL, increasing our cash on hand to $6.4 million, and increasing our stockholders’ equity to $49.2 million. Additionally, in September we successfully reduced the interest rate on our BitGo borrowings from 11.5% to 7.5%, a reduction we expect to lower annual interest expense by approximately $2.3 million.”

Financial Highlights for the Quarter Ended September 30, 2026

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Total revenue for the quarter was approximately $3.5 million, compared to $9.2 million for the quarter ended September 30, 2025. Product revenue was $0.4 million, compared to $3.2 million, reflecting the Company’s shift away from legacy health, wellness and other consumer-product lines and the exit of certain manufacturing and distribution operations.

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Digital asset revenue, which primarily consists of staking income, totaled $3.1 million, compared to $6.1 million for the quarter ended September 30, 2025.  The decline was primarily due to lower SOL token prices year over year, as the number of tokens earned as staking revenue was approximately flat compared to the year ago quarter.

•	General and administrative expenses were $7.1 million, compared to $9.3 million for the quarter ended September 30, 2025, a decrease of approximately 24%.
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Net income totaled $89.1 million, or $0.97 per basic share and $0.68 per diluted share, compared to net income of $66.7 million, or $1.21 per basic share and $0.76 per diluted share, for the quarter ended September 30, 2025. Net income was largely driven by $102.0 million of unrealized gains on digital assets, reflecting non-cash quarter-end fair value adjustments.

•	Cash totaled $6.4 million as of September 30, 2026, up approximately 11% from June 30, 2026.
•	Total stockholders’ equity was $49.2 million as of September 30, 2026, compared to negative $53.8 million as of June 30, 2026.
•	As of November 10, 2026, the Company had 88,855,392 shares of common stock outstanding.

Solana Treasury

•	Total SOL held of approximately 2.35 million as of September 30, 2026, with an average cost of approximately $154 per SOL.
•	Over 95% of SOL held was staked as of September 30, 2026.
•	Earned approximately 31,300 SOL of digital asset revenue during the quarter.
•	As of November 10, 2026, the Company held approximately 2,360,265 SOL.

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Operational and Other Highlights During and Subsequent to the Quarter

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Amended the Company’s credit facility with BitGo Prime, LLC, reducing the interest rate from 11.5% to 7.5% per year and lowering the required collateral. Based on the $57.3 million outstanding as of September 30, 2026, the Company expects the reduction to lower annual interest expense by approximately $2.3 million.

•	Issued approximately 8.8 million shares of common stock under the Company’s at-the-market program during the quarter for approximately $10.1 million of gross proceeds.
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Purchased approximately 30,100 SOL for approximately $3.5 million and sold approximately 53,000 SOL, including SOL received as staking revenue, for proceeds of approximately $4.6 million during the quarter.

The Company’s Quarterly Report on Form 10-Q for this period is available on the SEC’s website and on Upexi’s IR website.

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana - the cryptocurrency of the leading high-performance blockchain - Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over 2.3 million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

Email: brian.rudick@upexi.com

Phone: (203) 442-5391

Investor Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Upexi@KCSA.com

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UPEXI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2026	June 30, 2026
ASSETS
Current assets
Cash	$6,428,420	$5,778,586
Accounts receivable, net	75,209	97,244
Inventory, net	272,105	265,961
Due from VitaMedica	43,586	10,766
Prepaid expenses and other assets	1,594,104	988,542
Current digital assets at fair value	192,766,344	109,625,166
Total current assets	201,179,768	116,766,265
Property and equipment, net	193,320	208,044
Intangible assets, net	67,163	86,353
Goodwill	673,854	673,854
Deferred tax asset	5,948,858	5,948,858
Digital assets at fair value, net of current portion	74,833,811	55,675,516
Other assets	107,597	163,223
Right-of-use asset, net	528,354	598,678
Total noncurrent assets	82,352,957	63,354,526
Total assets	$283,532,725	$180,120,791
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$1,283,557	$277,644
Accrued compensation	3,677,100	5,277,309
Deferred revenue	3,396	4,519
Accrued liabilities	1,945,708	1,675,521
Accrued interest	1,093,629	2,349,162
Acquisition payable	-	260,652
Short-term treasury debt	57,295,723	57,295,723
Current portion of Cygnet subsidiary notes payable	-	3,694,721
Current portion of convertible notes payable	146,976,334	-
Current portion of operating lease payable	301,198	295,167
Total current liabilities	212,576,645	71,130,418
Operating lease payable, net of current portion	284,201	362,235
Convertible notes payable, net of current portion	16,419,340	162,442,056
Long-term contingent liabilities	5,035,574	-
Total long-term liabilities	21,739,115	162,804,291
Stockholders' equity (deficit)
Preferred stock, $0.00001 par value, 10,000,000 shares authorized, and 150,000 shares issued and outstanding	2	2
Common stock, $0.00001 par value, 1,000,000,000 shares authorized, 88,428,457 and 78,702,358 shares outstanding, as of September 30, 2026 and June 30, 2026, respectively	884	787
Additional paid in capital	266,701,425	252,793,813
Accumulated deficit	(217,485,346)	(306,608,520)
Total stockholders' equity (deficit)	49,216,965	(53,813,918)
Total liabilities and stockholders' equity (deficit)	$283,532,725	$180,120,791

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UPEXI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Three Months Ended September 30,

	2026	2025
Revenue
Revenue	$431,281	$3,156,128
Digital asset revenue	3,052,839	6,083,617
Total revenue	3,484,120	9,239,745
Cost of revenue	88,829	956,745
Gross profit	3,395,291	8,283,000
Operating expenses
Sales and marketing	288,458	1,067,555
Distribution costs	147,342	887,596
General and administrative	7,055,956	9,257,208
Unrealized gain on digital assets	(101,999,183)	(77,996,124)
Realized loss on digital asset revenue conversion to USD	156,943	-
Realized loss on sale of digital assets	1,525,202	-
Stock-based compensation	3,890,744	5,756,398
Amortization of acquired intangible assets	19,190	19,190
Depreciation	14,724	135,902
Total operating expenses	(88,900,624)	(60,872,275)
Income from operations	92,295,915	69,155,275
Other expense, net
Interest expense, net	(3,349,109)	(2,699,383)
Other income, net	176,368	292,230
Other expense, net	(3,172,741)	(2,407,153)
Income before income tax	89,123,174	66,748,122
Income tax benefit (expense)	-	-
Net income	$89,123,174	$66,748,122
Basic income per share	$0.97	$1.21
Diluted income per share	$0.68	$0.76
Basic weighted average shares outstanding	91,509,448	55,340,634
Diluted weighted average shares outstanding	134,395,945	88,479,950

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